SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2001

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

            In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, Borland Software Corporation (“Borland”) has modified its policy with regard to trading in its shares by directors and certain employees in order to permit its directors and executive officers to enter into written trading plans or arrangements for trading in Borland’s securities under such Rule.

            In accordance with the authorization, Dale L. Fuller, Borland’s President and Chief Executive Officer, established a sales plan to sell up to a maximum of 400,000 shares of Borland’s common stock for the twelve months ending December 7, 2002. Under Mr. Fuller’s sales plan, certain specified amounts of shares will be sold on a daily basis subject to the trading price of Borland’s stock.

Borland anticipates that, as permitted by Rule 10b5-1 and Borland’s insider trading policy, some or all of its executive officers and/or directors may establish trading plans in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel and Corporate Secretary

Date: December 12, 2001